Final

DATED , ___ 2009

(1) NEW MEDIA LOTTERY SERVICES PLC

(2) TRAFALGAR CAPITAL SPECIALIZED INVESTMENT FUND FIS

(3) NEW MEDIA LOTTERY SERVICES, INC.

(4) MILTON DRESNER

(5) JOSEPH DRESNER

LOAN FACILITY RESTRUCTURING AGREEMENT

regarding

Convertible Loan Agreement dated 30 May, 2008
and
Convertible Loan No. 2 Agreement dated 31 October, 2008

THIS AGREEMENT is made

BETWEEN

(1) **NEW MEDIA LOTTERY SERVICES PLC** (incorporated in the Republic of Ireland with registered number 410845) whose registered office is at 20 On Hatch, Hatch Street, Dublin 2, Ireland ("the **Company**");

(2) **TRAFALGAR CAPITAL SPECIALIZED INVESTMENT FUND FIS** an investment fund registered in Luxembourg as represented by its general partner, **TRAFALGAR CAPITAL SARL,** a corporation organized and existing under the laws of Luxembourg, with its principal place of business at 4 Rue Thomas Edision, L-1445 Luxembourg-Strassen (the "**Lender**");

(3) **NEW MEDIA LOTTERY SERVICES INC**. of 370 Neff Avenue, Suite L, Harrisonburg, VA22801, a company incorporated in Delaware, USA ("NMSL, Inc.");

(4) **MILTON DRESNER** of 28777 North Western Highway, Suite 100, Southfield, Michigan, USA; and

(5) **JOSEPH DRESNER** of 28777 North Western Highway, Suite 100, Southfield, Michigan, USA.

Company, NMLS, Inc., Joseph Dresner, Milton Dresner and Lender jointly referred to as the "**Parties**".

BACKGROUND

Whereas, the Parties have entered into a Convertible Loan Agreement in the amount of 1,300,000 EUR with a Closing Date as of 30 May, 2008 and a Convertible Loan Agreement in the amount of 1,150,000 EUR with a Closing Date as of 31 October, 2008 (the "Loan Agreements").

Whereas, the Company has requested permission to de-list from the AIM Market of the London Stock Exchange ("AIM"), and the Lender is granting permission to the Company to de-list under the terms of this Agreement.

Whereas, due to diminished cash flow, the Company has asked for a restructuring of the repayment of the Loans.

Whereas NMLS, Inc. owns 80.23 per cent of the entire issued share capital of the Company as at the date of this Agreement and holds 80.23 per cent of the voting rights in the Company.

Whereas Milton Dresner and Joseph Dresner together own and control 14,000,000 shares of the entire issued common stock of 21,442,143 shares in NMLS, Inc.

The parties have agreed, amongst other things, to restructure the repayment of the loans on the terms of this Agreement.

IT IS AGREED:

1. **DEFINITIONS**

References in this Agreement to Clauses are to the clauses of this Agreement or the Loan Agreements. All capitalized terms and references in this Agreement not otherwise referred to or defined herein have the meanings specified in and relate to the Loan Agreements. In case of any inconsistencies, not only restricted to the definitions, between wording in the Loan Agreements and the Agreement, the Loan Agreements shall prevail.

2. **EFFECTIVE DATE**

This Agreement shall be effective as of 28 February 2009 ("Effective Date").

3. **CONSIDERATION**

In consideration of the Lender firstly waiving the breach by the Company of the covenant at clauses 15.1(a) of each of the Loan Agreements with respect to its obligation to use all reasonable endeavours to maintain the Admission of the Ordinary Shares to trading on AIM and secondly agreeing to grant forbearance in respect of and the restructuring of the repayment of the Loans, the Company, Joseph Dresner, Milton Dresner and NMLS, Inc. have agreed to the terms of this Agreement.

4. **REPAYMENT**

The repayment of each of the Loans pursuant to the Mandatory Repayments in clause 3 of the Loan Agreements in instalments and the payment of the Interest pursuant to clause 4 of the Loan Agreements shall be amended as set forth in the repayment schedules as set out in **Schedule A** in respect of the Loan Agreement dated 30 May 2008 **and Schedule** B in respect of the Loan Agreement dated 31 October 2008 respectively, and shall be made in accordance with such schedules, which shall form an integral part of this Agreement.

5. **STOCK TRANSFER**

Milton Dresner and Joseph Dresner each agrees to transfer to the Lender shares of common stock held by him in NMLS, Inc. equal to 42 per cent of the economic and voting rights in NMLS, Inc. ("the Stock") within 14 days from the date of execution of this Agreement. Milton Dresner and Joseph Dresner each confirms and warrants that the Stock is and will when transferred be transferred free of any liens or encumbrances.

6. **WARRANTIES**

The Company warrants as of the Effective Date:

6.1 No Group Company:

6.1.1 has ceased or suspended generally payment of its debts, or announced an intention to do so or immediately following execution of this Agreement, will be unable to pay its debts or is deemed unable to pay its debts within the meaning of section 123(1)(e) or (2) of the Insolvency Act 1986;

6.1.2 proposes, or its directors have made a proposal for, a voluntary arrangement under Part 1 of the Insolvency Act 1986;

6.1.3 has entered into any composition or other arrangement (save pursuant to this Agreement) for the benefit of its creditors generally or any class of creditors;

6.1.4 is subject to any Material Adverse Changes other than as notified in writing to the Lender prior to the date of this agreement and provided that the Lender's rights pursuant to the Loan Agreement arising in connection with any Material Adverse Change remain unaffected;

6.1.5 is subject to any litigation commenced against it which is likely to succeed, and which, if successful would result in a Material Adverse Change;

6.1.6 has had any borrowing declared due and payable prior to its stated maturity or is placed on demand by reason of a Event of Default; or

6.1.7 has failed to repay any money repayable on demand upon demand being made, unless such non-payment is with the agreement of the party to whom such money is owed.

6.2 No meeting has been convened or petition presented or an order made or an effective resolution passed for the winding-up of a Group Company.

6.3 No order has been made or a petition presented for the appointment of an administrator to any Group Company.

6.4 All documents made available by the Company to the Lender are based on actual information carefully examined for its correctness and completeness. The documents handed over includes all material information relevant to the Lender in connection with provision of the Loans and all such documentation is true and accurate in all material respects and not misleading in any material respect.

6.5 Since the date of the last audited financial statements of Company and/or the Group no circumstances have arisen that may give rise to a Material Adverse Change, other than as disclosed pursuant to clause 6.1.4 above.

7. INFORMATION

The Company shall provide the Lender with the following documents and information during the term of the Loan Agreements and this Agreement:

7.1 any specific information and documents with regard to the Group as reasonably requested by the Lender so as to be able to verify observance of the terms of the Loan Agreements and this Agreement. If such information and documents are not available immediately, the Company shall use its best endeavours to obtain them as soon as practicable; and

7.2 all other information that may, in the reasonable assessment of the Lender, be material to the Lender.

8. FEES AND COSTS

The Company shall pay to the Lender a restructuring fee in the amount of EUR 75,000 for the restructuring of each Loan Agreement amounting to a total of EUR €150,000 in consideration of restructuring the Loan Agreements which shall be added to the principal sums outstanding with regard to the Loans as at 30 December 2008 as set out in Schedule A and Schedule B to this Agreement ("**Restructuring Fees**"). In addition,

the Company shall pay to the Lender the external fees including, but not limited to, the enforcement of the Loan Agreements and this Agreement. The obligation of the Company to pay such external fees, costs and expenses shall become due immediately upon the receipt of an invoice by the Lender.

9. ADDITIONAL SECURITY

NMLS, Inc. shall enter into a cross-guarantee in respect of the Loans in favour of Trafalgar and shall pledge to the Lender in respect of all of the shares held by it directly and indirectly in the Company as further security for the Loans (the "Further Security") in the form set out in Schedule C.

10. GOVERNING LAW AND JURISDICTION

This Agreement is governed by and is to be construed in accordance with English law and the courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement).

11. GENERAL

11.1 The Loan Agreements shall remain in full force and effect between the Parties, as amended by this Agreement.

11.2 In case single provisions of this Agreement are or prove to be invalid or not enforceable or in case this Agreement should contain gaps, the binding force and effectiveness of the other provisions of this Agreement shall remain unaffected. The invalid or unenforceable provision shall be replaced by such provision(s) which the parties would have foreseeably agreed upon had they had knowledge of the invalidity, unenforceability or the gap as of the time of the signing of this agreement. Should a provision be or prove to be invalid for the stipulated extent and scope of the respective obligation contained therein, the scope and extent of such obligation shall be adjusted to match the legally admissible extent and scope of obligation.

11.3 Amendments or modifications to this Agreement require written form to be effective. The same shall apply to a modification or abrogation of this written form requirement.

11.4 The Parties hereto further intend that this Agreement shall not constitute a novation and shall in no way adversely affect or impair any security provided under the Loan Agreements or any of the Security Documents in relation to the Loan Agreements. Upon presentation of any further document required to perfect the Lender's security over the Group, the Company and/or NMLS, Inc. shall execute such document(s) upon the request of the Lender and any failure to do so shall constitute an Event of Default and the Lender shall be afforded the same rights on the occurrence of such an Event of Default as provided for in the Loan Agreements.

SIGNED by)
for and on behalf of)
NEW MEDIA LOTTERY SERVICES PLC)

SIGNED by)
on behalf of)
TRAFALGAR CAPITAL SPECIALIZED)
INVESTMENT FUND)
Acting by its general partner)
TRAFALGAR CAPITAL SARL)

SIGNED by)
for and on behalf of)
NEW MEDIA LOTTERY SERVICES, INC.)

SIGNED by MILTON DRESNER)

SIGNED by JOSEPH DRESNER)

SCHEDULE A

Loan Amount	1,300,000
Annual Interest rate	8%

No.	Date	Beg. Blnce	Balance Outstanding	Interest	Principal Due	Premium %	Premium Amnt	Total Payment
1	12/30/2008	€ 975,000.00	€ 1,050,000.00	€ 6,500.00	€ 0.00	12.50%	€ 0.00	€ 6,500.00
2	1/30/2009	€ 1,050,000.00	€ 1,050,000.00	€ 7,000.00	€ 0.00	12.50%	€ 0.00	€ 7,000.00
3	2/28/2009	€ 1,050,000.00	€ 1,050,000.00	€ 7,000.00	€ 0.00	12.50%	€ 0.00	€ 7,000.00
4	3/30/2009	€ 1,050,000.00	€ 1,050,000.00	€ 7,000.00	€ 0.00	12.50%	€ 0.00	€ 7,000.00
5	4/30/2009	€ 1,050,000.00	€ 1,050,000.00	€ 7,000.00	€ 0.00	12.50%	€ 0.00	€ 7,000.00
6	5/30/2009	€ 1,050,000.00	€ 1,050,000.00	€ 7,000.00	€ 0.00	12.50%	€ 0.00	€ 7,000.00
7	6/30/2009	€ 1,050,000.00	€ 1,050,000.00	€ 7,000.00	€ 0.00	12.50%	€ 0.00	€ 7,000.00
8	7/30/2009	€ 1,050,000.00	€ 954,545.45	€ 7,000.00	€ 95,454.55	12.50%	€ 11,931.82	€ 114,386.36
9	8/30/2009	€ 954,545.45	€ 859,090.91	€ 6,363.64	€ 95,454.55	12.50%	€ 11,931.82	€ 113,750.00
10	9/30/2009	€ 859,090.91	€ 763,636.36	€ 5,727.27	€ 95,454.55	12.50%	€ 11,931.82	€ 113,113.64
11	10/30/2009	€ 763,636.36	€ 668,181.82	€ 5,090.91	€ 95,454.55	12.50%	€ 11,931.82	€ 112,477.27
12	11/30/2009	€ 668,181.82	€ 572,727.27	€ 4,454.55	€ 95,454.55	12.50%	€ 11,931.82	€ 111,840.91
13	12/30/2009	€ 572,727.27	€ 477,272.73	€ 3,818.18	€ 95,454.55	12.50%	€ 11,931.82	€ 111,204.55
14	1/30/2010	€ 477,272.73	€ 381,818.18	€ 3,181.82	€ 95,454.55	12.50%	€ 11,931.82	€ 110,568.18
15	2/28/2010	€ 381,818.18	€ 286,363.64	€ 2,545.45	€ 95,454.55	12.50%	€ 11,931.82	€ 109,931.82
16	3/30/2010	€ 286,363.64	€ 190,909.09	€ 1,909.09	€ 95,454.55	12.50%	€ 11,931.82	€ 109,295.45
17	4/30/2010	€ 190,909.09	€ 95,454.55	€ 1,272.73	€ 95,454.55	12.50%	€ 11,931.82	€ 108,659.09
18	5/30/2010	€ 95,454.55	€ 0.00	€ 636.36	€ 95,454.55	12.50%	€ 11,931.82	€ 108,022.73

SCHEDULE B

Loan Amount	1,150,000
Annual Interest rate	8%

No.	Date	Beg. Blnce	Balance Outstanding	Interest	Principal Due	Premium %	Premium Amnt	Total Payment
1	12/31/2008	€ 1,086,111.11	€ 1,161,111.11	€ 0.00	€ 0.00	12.50%	€ 0.00	€ 0.00
2	1/31/2009	€ 1,161,111.11	€ 1,161,111.11	€ 7,740.74	€ 0.00	12.50%	€ 0.00	€ 7,740.74
3	2/28/2009	€ 1,161,111.11	€ 1,161,111.11	€ 7,740.74	€ 0.00	12.50%	€ 0.00	€ 7,740.74
4	3/31/2009	€ 1,161,111.11	€ 1,161,111.11	€ 7,740.74	€ 0.00	12.50%	€ 0.00	€ 7,740.74
5	4/30/2009	€ 1,161,111.11	€ 1,161,111.11	€ 7,740.74	€ 0.00	12.50%	€ 0.00	€ 7,740.74
6	5/31/2009	€ 1,161,111.11	€ 1,161,111.11	€ 7,740.74	€ 0.00	12.50%	€ 0.00	€ 7,740.74
7	6/30/2009	€ 1,161,111.11	€ 1,161,111.11	€ 7,740.74	€ 0.00	12.50%	€ 0.00	€ 7,740.74
8	7/31/2009	€ 1,161,111.11	€ 1,088,541.67	€ 7,740.74	€ 72,569.44	12.50%	€ 9,071.18	€ 89,381.37
9	8/31/2009	€ 1,088,541.67	€ 1,015,972.22	€ 7,256.94	€ 72,569.44	12.50%	€ 9,071.18	€ 88,897.57
10	9/30/2009	€ 1,015,972.22	€ 943,402.78	€ 6,773.15	€ 72,569.44	12.50%	€ 9,071.18	€ 88,413.77
11	10/31/2009	€ 943,402.78	€ 870,833.33	€ 6,289.35	€ 72,569.44	12.50%	€ 9,071.18	€ 87,929.98
12	11/30/2009	€ 870,833.33	€ 798,263.89	€ 5,805.56	€ 72,569.44	12.50%	€ 9,071.18	€ 87,446.18
13	12/31/2009	€ 798,263.89	€ 725,694.44	€ 5,321.76	€ 72,569.44	12.50%	€ 9,071.18	€ 86,962.38
14	1/31/2010	€ 725,694.44	€ 653,125.00	€ 4,837.96	€ 72,569.44	12.50%	€ 9,071.18	€ 86,478.59
15	2/28/2010	€ 653,125.00	€ 580,555.56	€ 4,354.17	€ 72,569.44	12.50%	€ 9,071.18	€ 85,994.79
16	3/31/2010	€ 580,555.56	€ 507,986.11	€ 3,870.37	€ 72,569.44	12.50%	€ 9,071.18	€ 85,511.00
17	4/30/2010	€ 507,986.11	€ 435,416.67	€ 3,386.57	€ 72,569.44	12.50%	€ 9,071.18	€ 85,027.20
18	5/31/2010	€ 435,416.67	€ 362,847.22	€ 2,902.78	€ 72,569.44	12.50%	€ 9,071.18	€ 84,543.40
19	6/30/2010	€ 362,847.22	€ 290,277.78	€ 2,418.98	€ 72,569.44	12.50%	€ 9,071.18	€ 84,059.61
20	7/31/2010	€ 290,277.78	€ 217,708.33	€ 1,935.19	€ 72,569.44	12.50%	€ 9,071.18	€ 83,575.81
21	8/31/2010	€ 217,708.33	€ 145,138.89	€ 1,451.39	€ 72,569.44	12.50%	€ 9,071.18	€ 83,092.01
22	9/30/2010	€ 145,138.89	€ 72,569.44	€ 967.59	€ 72,569.44	12.50%	€ 9,071.18	€ 82,608.22
23	10/31/2010	€ 72,569.44	€ 0.00	€ 483.80	€ 72,569.44	12.50%	€ 9,071.18	€ 82,124.42

SCHEDULE C
FURTHER SECURITY

614,092